EXHIBIT 99.1

COLONIAL COMMERCIAL CORP. REPORTS THIRD QUARTER FINANCIAL RESULTS

HAWTHORNE, New Jersey (November 13, 2009) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the third quarter and the nine months ended September 30, 2009.

Quarter Ended September 30, 2009

Sales decreased by 4.8%, or $1,098,193, to $21,764,171 for the quarter ended September 30, 2009 from $22,862,364 for the same period in 2008.  The decline reflects the general economic slowdown, as well as a decline in both residential and commercial construction and renovations.

Gross profit decreased by 13.5%, or $894,974, to $5,720,343 for the quarter ended September 30, 2009 from $6,615,317 for the same period in 2008.  Gross profit expressed as a percentage of sales decreased to 26.3% in 2009 compared to 28.9% for the comparable period in 2008. The decline in gross profit and the decrease in gross margin expressed as a percentage of sales were primarily caused by decreasing sales, price reductions, reduced cash discounts taken on purchases, and a more competitive marketplace.

Net loss for the quarter ended September 30, 2009 was $200,620 compared to net income of $75,229 for the same period in 2008.  The loss reflects an $894,974 decrease in gross margins, a non-cash $470,000 charge for a revaluation of its deferred tax asset and $125,909 in tender offer costs, partially offset by a $790,503 decrease in selling, general and administrative expenses other than tender offer expenses, and a $106,567 decrease in interest expense.

Nine Months Ended September 30, 2009

Sales decreased by 11.6%, or $7,525,220, to $57,581,457 for the nine months ended September 30, 2009 from $65,106,677 for the same period in 2008. The decline reflects the general economic slowdown, a decline in both residential and commercial construction and renovations, and a significantly cooler month of June that negatively impacted sales of HVAC equipment.

Gross profit decreased by 18.6%, or $3,517,441, to $15,397,075 for the nine months ended September 30, 2009 from $18,914,516 for the same period in 2008.  Gross profit expressed as a percentage of sales decreased to 26.7% in 2009 compared to 29.1% for the comparable period in 2008. The decline in gross profit and the decrease in gross margin expressed as a percentage of sales were primarily caused by decreasing sales, price reductions, reduced cash discounts taken on purchases, and a more competitive marketplace.

Net loss for the nine months ended September 30, 2009 was $2,186,099 compared to a net loss of $783,966 for the same period in 2008.  The loss reflects a $3,517,441 decrease in gross margins, a non-cash $470,000 charge for a revaluation of its deferred tax asset and $208,311 in tender offer costs, partially offset by a $2,385,466 decrease in selling, general and administrative expenses other than tender offer expenses, and a $452,587 decrease in interest expense. The Company also incurred a non-cash charge to intangible assets, including customer lists and trade name of our S&A subsidiary, in the amount of $309,900 as a result of an assessment of S&A’s business condition at the end of the quarter ended June 30, 2009.

William Pagano, Chief Executive Officer of the Company, said, “The Company remains challenged by the economic environment in our region and is exploring various alternatives to alleviate continued pressure on our profit and loss statement and balance sheet. At the same time, our sales of high efficiency heating and air conditioning equipment continue to increase as we capitalize on various energy-related tax incentives. We also continue to expand the growth of our recently formed commercial equipment division.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 20 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.
(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash	$608,346	$417,387
Restricted cash	446,033
Accounts receivable, net of allowance for doubtful accounts of $565,272 in 2009 and $472,526 in 2008	10,348,515	8,802,631
Inventory	14,521,518	13,706,594
Prepaid expenses and other current assets	1,185,705	1,090,634
Deferred tax asset - current portion	15,000	170,000
Total current assets	27,125,117	24,187,246
Property and equipment	1,449,294	1,684,932
Goodwill	1,628,133	1,628,133
Other intangibles	3,333	329,485
Other assets - noncurrent	231,033	159,801
Deferred tax asset - noncurrent	515,000	830,000
	$30,951,910	$28,819,597
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$9,004,905	$7,019,742
Accrued liabilities	1,771,678	1,467,244
Income taxes payable	-	558
Borrowings under credit facility - revolving credit	15,155,625	13,163,864
Convertible notes payable, includes related party notes of $200,000 in 2009 and $62,500 in 2008	200,000	137,500
Notes payable - current portion; includes related party notes of $829,207 in 2009 and $30,000 in 2008	920,715	171,044
Total current liabilities	27,052,923	21,959,952
Convertible notes payable, includes related party notes of $0 in 2009 and $200,000 in 2008	-	200,000
Notes payable, excluding current portion; includes related party notes of $297,025 in 2009 and $750,000 in 2008	441,920	875,246
Total liabilities	27,494,843	23,035,198
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 318,882 shares issued and outstanding in 2009 and 447,891 shares issued and outstanding in 2008, liquidation preference of $1,594,410 in 2009 and a liquidation preference of $2,239,455 in 2008	15,944	22,395
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2009 and 2008	232,747	232,747
Additional paid-in capital	10,662,752	10,797,534
Accumulated deficit	(7,454,376)	(5,268,277)
Total stockholders' equity	3,457,067	5,784,399
	$30,951,910	$28,819,597

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Sales	$21,764,171	$22,862,364	$57,581,457	$65,106,677
Cost of sales	16,043,828	16,247,047	42,184,382	46,192,161
Gross profit	5,720,343	6,615,317	15,397,075	18,914,516

Selling, general and administrative expenses, net	5,323,678	5,988,272	16,444,564	18,621,719
Impairment of Other Intangibles	-		309,900
Operating income (loss)	396,665	627,045	(1,357,389)	292,797

Other income	56,569	59,820	158,751	218,418
Interest expense, net; includes related party interest of $17,749and $17,274 for the three months ended September 30, 2009 and 2008, respectively, and $46,446 and $57,397 for the nine months ended September 30, 2009 and 2008, respectively.	(163,665)	(270,232)	(478,913)	(931,500)
Income (loss) before income tax expense	289,569	416,633	(1,677,551)	(420,285)

Income tax expense	490,189	341,404	508,548	363,681
Net (loss) income	$(200,620)	$75,229	$(2,186,099)	$(783,966)

(Loss) income per common share:
Basic	$(0.04)	$0.01	$(0.47)	$(0.17)
Diluted	$(0.04)	$0.01	$(0.47)	$(0.17)

Weighted average shares outstanding:
Basic	4,654,953	5,105,030	4,654,953	4,647,640
Diluted	4,654,953	5,120,559	4,654,953	4,647,640

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(2,186,099)	$(783,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense	470,000	308,500
Stock-based compensation	20,029	20,029
Provision for doubtful accounts	364,028	576,783
Depreciation	389,668	476,431
Net gain on sale of fixed assets	(2,328)	-
Amortization of intangibles	16,252	27,807
Accretion of debt discount	-	43,269
Impairment of other intangibles	309,900	-
Changes in operating assets and liabilities
Accounts receivable	(1,909,912)	719,592
Inventory	(814,924)	1,239,455
Prepaid expenses and other current assets	(95,071)	53,012
Other assets - noncurrent	(71,232)	37,209
Trade payables	1,985,163	359,167
Accrued liabilities	143,173	135,967
Income taxes payable	(558)	(1,188)
Net cash (used in) provided by operating activities	(1,381,911)	3,212,067

Cash flows from investing activities:
Additions to property and equipment	(152,046)	(392,394)
Proceeds from disposal of property and equipment	20,215	-
Net cash used in investing activities	(131,831)	(392,394)

Cash flows from financing activities:
Repayments of notes payable: includes related party repayments of $92,500 in 2009 and $0 in 2008	(264,758)	(259,810)
Issuance of notes payable in connection with financing tender offer	446,033	-
Restricted cash in connection with tender offer	(446,033)	-
Repayment of notes payable in connection with financing tender offer; includes related party repayments of $19,802 in 2009 and $0 in 2008	(22,302)	-
Borrowings (Repayments) under credit facility - revolving credit	1,991,761	(2,448,949)
Net cash provided by (used in) financing activities	1,704,701	(2,708,759)
Increase in cash	190,959	110,914
Cash - beginning of period	417,387	622,723
Cash - end of period	$608,346	$733,637